UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 3, 2018

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

156 Valleyview Road, Kelowna, BC Canada	V1X 3M4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code(250) 765-6424

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[   ]

Item 5.07        Submission of Matters to a Vote of Security Holders

On June 13, 2018 at 11:00 a.m. (Pacific Time), Lexaria Bioscience Corp. ("Lexaria" or the "Company") held its annual and special meeting of shareholders for the following purposes and all proposals were approved by the shareholders with the following voting results:

	FOR	Percent	Against	Abstain or Withheld	Percent
To Elect Directors:
- Chris Bunka	15,759,626	99.42%	N/A	91,821	0.58%
- John Docherty	15,759,654	99.42%	N/A	91,793	0.58%
- Nicholas Baxter	15,762,247	99.44%	N/A	89,200	0.56%
- Ted McKechnie	15,761,335	99.43%	N/A	90,112	0.57%
Appoint Auditors	39,226,013	99.79%	N/A	83,110	0.21%
Plan of Conversion to change the corporate jurisdiction from the State of Nevada to the Province of British Columbia	15,324,943	96.68%	526,504	0	3.32%
Other Business (None)	15,756,580	99.40%	94,867	0	0.60%

All of the proposals are described in detail in the Company's proxy statement/prospectus filed with the Securities and Exchange Commission on April 9, 2018:

Item 7.01        Regulation FD Disclosure

A copy of the news release announcing the results of the 2018 Annual General and Special Meeting and update on Corporate restructuring is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

Item 9.01        Financial Statements and Exhibits

99.1	Press Release dated July 3, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

Date: July 5, 2018